Exhibit 10.2

STOCK RESTRICTION AGREEMENT

AGREEMENT made this     th day of              (the “Grant Date”) between Avici Systems Inc., a Delaware corporation (the “Company”), and                  (the “Employee”) (the “Agreement”).

Recitals:

The Employee has been granted              shares (the “Shares”) of the Common Stock, $.0001 par value per share (the “Common Stock”), of the Company pursuant to the Company’s 2000 Stock Option and Incentive Plan, as amended, (the “Plan”) in consideration of $         per share and subject to the terms and conditions of this Agreement.

The Company wishes to continue to retain the Employee as an employee of the Company and the Employee wishes to continue to be retained by the Company.

In consideration of the mutual covenants contained herein and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant. Subject to the terms and conditions of the Plan, the Company hereby grants and issues to the Employee              Shares in consideration of the payment to the Company of an amount equal to $             per share. The Shares granted pursuant to the Plan shall be subject to forfeiture, if, in the discretion of the Board of Directors (the “Board”) or any one or more committees or subcommittees of the Board (a “Committee”), the Employee has not, within a reasonable period of time following the grant of the Shares, executed any instrument required by the Board or a Committee to be executed in connection with such grant. The Shares will be evidenced by this Agreement and the Employee will not receive a stock certificate for the Shares. Initially, the Employee will have his or her ownership of the Shares registered only in book-entry form in the records of the transfer agent for the Company’s Common Stock. Book-entry registration refers to a method of recording stock ownership in which no share certificates are issued to stockholders. After any date upon which the Shares have vested, the Employee may obtain a certificate for his or her vested Shares registered in his or her name in book-entry form upon request from the Company, provided that the Employee has signed this Agreement and the Irrevocable Standing Order to Sell Shares, attached hereto as Exhibit A (the “Standing Order”) to facilitate payment of applicable Withholding Taxes (as defined in Section 4 below).

2. Vesting of Option if Business Relationship Continues.

If the Employee has continued to serve the Company or any parent or subsidiary of the Company (a “Related Corporation”) in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a “Business Relationship” with the Company or any Related Corporation) on any of the following dates, the Shares granted to the Employee shall vest as indicated below:

[On [date], [                    ] of the Shares shall vest.] [May have multiple vesting dates and portions of Shares subject to vesting]

[If [goal] is achieved by [date], then upon the Committee’s determination in accordance with Section 2(b) below, [                    ] of the Shares shall vest.] [May have multiple goals and dates and portions of Shares subject to vesting]

[On [date] (the “Cliff Vesting Date”), the shares that have not already vested pursuant to this Section 2(a) shall vest.

(i) The Shares shall vest prior to the Cliff Vesting Date as follows:

•	If [goal] is achieved by [date], then upon the Committee’s determination in accordance with Section 2(b) below, [ ] of the Shares shall vest.] [May have multiple goals and dates and portions of Shares subject to vesting]

Notwithstanding the foregoing, all Shares shall vest, if not otherwise vested, on the              anniversary of the Grant Date, subject to the terms and conditions of this Agreement. [In addition, on the occurrence and consummation of an “Acquisition” of the Company prior to the              anniversary of the Grant Date, as such term, “Acquisition”, is defined and used in the Plan,              Shares shall vest, if not otherwise vested, subject to the terms and conditions of this Agreement.]

(b) Following the date the Employee ceases to maintain a Business Relationship with the Company or any Related Corporation, no unvested Shares shall become vested Shares with respect to the Employee, unless otherwise approved by the Board or its Committee. Any determination under this Agreement as to employment status or other matters referred to above shall be made in good faith by the Board or its Committee, whose decision shall be binding on all parties. In such event, all unvested Shares shall be automatically and immediately forfeited by the Employee to the Company and the Common Stock represented by the unvested Shares shall again be available for the grant of awards under the Plan. The Employee hereby appoints the Company as the attorney-in-fact of the Employee to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are forfeited hereunder.

3. Restrictions on Transfer. The Employee shall not sell, assign, transfer, pledge, encumber or dispose of all or any of his unvested Shares, either voluntarily or by operation of law, except that the Employee may transfer all or any of his unvested Shares as follows:

(a) As a gift to any member of his family or to any trust for the benefit of any such family member or the Employee provided that any such transferee shall agree in writing with the Company, as a condition precedent to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Employee; or

(b) By court order, in which event each such transferee shall be bound by all of the provisions of this agreement to the same extent as if such transferee were the Employee. As used herein, the word “family” shall include any spouse, lineal ancestor or descendant, brother or sister.

4. Taxes

(a) The Company’s obligation to deliver the Shares to the Employee shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (“Withholding Taxes”). In order to satisfy all Withholding Taxes due with respect to the Employee’s Shares, the Employee agrees to the following:

(i) As a condition of receiving any vested Shares, on the date of this Agreement the Employee must execute the Standing Order, which authorizes the Company and its authorized broker to take the actions described in this subsection 4.(a)(i). The Employee agrees to deposit a sufficient number of the Shares into his or her account at such broker and authorizes such broker to sell, at the market price and on the vesting date (or the first business day thereafter if the vesting date falls on a day when the market is closed), the number of vested Shares that the Company has instructed such broker is necessary to obtain proceeds sufficient to satisfy the Withholding Taxes, unless the Employee pays the Company sufficient funds in the form of cash to satisfy the Withholding Taxes within a period of time, as determined by the Company in its sole discretion if the Company so elects, prior to the vesting date. The Employee understands and agrees that the number of Shares that such broker will sell will be based on the market price of the Common Stock on the vesting date.

(ii) The Employee agrees that the proceeds received from the sale of vested Shares pursuant to Section 4.(a)(i) will be used to satisfy the Withholding Taxes and, accordingly, the Employee hereby authorizes such broker to pay such proceeds to the Company for such purpose. The Employee understands that to the extent that the proceeds obtained by such sale exceed the amount necessary to satisfy the Withholding Taxes, such excess proceeds shall be deposited into the Employee’s account at such broker. The Employee further understands that any remaining vested Shares shall be deposited into the Employee’s account at such broker.

(iii) The Employee acknowledges and agrees that, in the event that there is not a market in the Common Stock, the Company will have the right to make other arrangements to satisfy the Withholding Taxes due with respect to the Employee’s Shares.

(b) THE EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED THAT THE EMPLOYEE MUST DECIDE WHETHER OR NOT TO MAKE AN ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, WITH RESPECT TO THE UNVESTED SHARES; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE WITHIN 30 DAYS OF THE EFFECTIVE GRANT DATE OF THE EMPLOYEE’S UNVESTED SHARES; AND THAT THE EMPLOYEE IS SOLELY RESPONSIBLE FOR MAKING OR NOT MAKING A TIMELY SECTION 83(b) ELECTION (AND OBTAINING TAX ADVICE CONCERNING WHETHER AND HOW TO MAKE SUCH ELECTION).

(c) The Employee hereby agrees to deliver to the Company a signed copy of any document he may execute and file with the Internal Revenue Service evidencing a Section 83(b) Election, and to deliver such copy to the Company prior to, or promptly upon, such filing, accompanied by a cash payment in the amount the Company anticipates is required to fulfill the Withholding Taxes. The Employee further agrees that the Company may withhold from the Employee’s wages or other remuneration the appropriate amount of Withholding Taxes (to the extent not covered by the Employee’s cash payment to the Company). The Employee further agrees that, if the Company does not withhold an amount from the Employee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

(d) The Employee understands that if he or she makes a timely election under Section 83(b) of the Internal Revenue Code to recognize taxable income with respect to the Shares and provides the Company with (i) a copy of such election, (ii) proof of filing such election and (iii) a cash payment in the amount the Company anticipates is required to fulfill the Withholding Taxes, the Company shall not enforce its rights under Section 4(a) and/or the Standing Order.

5. Adjustments for Stock Splits, Stock Dividends, etc.

(a) If at any time, (i) the Company shall subdivide (by any stock split, stock dividend, stock distribution or other reclassification of the Common Stock of the Company) its outstanding shares of Common Stock or (ii) the stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation pursuant to paragraph (c) below, then as a condition of such reorganization, reclassification or distribution, the Employee shall thereupon have the right to receive, (A) that number of vested shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the Shares which are vested immediately prior to or as a result of such subdivision, reorganization or reclassification and (B) that number of unvested shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the Shares which are unvested immediately prior to such subdivision, reorganization or reclassification.

(b) If from time to time during the term of this Agreement there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Employee is entitled by reason of his ownership of the Shares shall be immediately subject to vesting and other provisions of this Agreement in the same manner and to the same extent as the Shares.

(c) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

6. “Stand-Off” Agreement. The Employee agrees that, if requested by the Company and the managing underwriter(s) of a public offering of the Company’s Common Stock, he will enter into an agreement with the Company and said underwriter(s) not to sell or otherwise transfer any Common Stock of the Company owned or controlled by him for a period of up to 90 days after the effective date of the registration statement for the offering, provided that all directors and executive officers of the Company enter into substantially the same agreement with respect to shares of the Company’s Common Stock owned or controlled by them or by organizations they represent.

7. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

8. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board or its Committee.

9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

10. No Rights To Employment. Nothing contained in this Agreement shall be construed as giving the Employee any right to be retained, in any position, as an employee of the Company.

11. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or via the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath signature to this Agreement or at such other address or addresses as either party shall designate to the other.

12. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

14. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

15. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, exclusive of its choice of law or conflict of law rules.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Employee Signature	AVICI SYSTEMS INC. 101 Billerica Avenue North Billerica, MA 01862

Print Name of Employee

Title	By:

Street Address

City State Zip Code	Title

Telephone No. (with area code)

Tax ID/ Social Security No.

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